                                                                          (b)(1)


                                                  Prepared by:

                                                  JEFFREY G. ALBERTSON, ESQ.

                                                  Albertson Ward
                                                  36 Euclid Street, P.O. Box 685
                                                  Woodbury, NJ  08096
                                                  (856) 853-7770

                                      NOTE

$7,000,000.00                                     WOODBURY, NEW JERSEY

                                                  February 4, 2000

         BETWEEN the Borrower(s) K-TRON AMERICA, INC., A DELAWARE CORPORATION, whose address is Routes 55 and 553, P.O. Box 888, Pitman, New Jersey 08071-0888, referred to as "Borrower".

         AND the Lender, THE BANK of Gloucester County, whose address is 100 Park Avenue, Woodbury, New Jersey 08096, referred to as "THE BANK".

         The word "THE BANK" means the original Lender and anyone else who takes this Note by transfer.

         BORROWER'S PROMISE TO PAY PRINCIPAL AND INTEREST. In return for the loan that Borrower may receive hereunder, Borrower promises to pay the maximum principal sum of $7,000,000.00 or such lesser amount as may be advanced by THE BANK as hereinafter set forth (called "principal"), plus interest to the order of THE BANK. The Borrower may borrow up to one-half of the amount of the loan, not to exceed $3,500,000.00, on a fixed interest rate basis, and all or any part of the loan on a floating rate basis as Borrower elects at time of funding under this Note. Interest will be charged on that part of the principal which has not been paid from the date of funding of this Note until all principal has been paid. Interest shall be calculated hereunder for the actual number of days that principal is outstanding based on a year of 360 days. Interest rate charged shall be as follows:

         1. For the fixed rate portion of the Note, a fixed interest rate equal to the two (2) year Treasury rate plus 175 basis points, such rate to be determined as of the date of funding under the terms of this Note. Said rate established at time of funding shall be fixed for two (2) years from the date of funding of the Note. At the two (2) year anniversary of the funding under the terms of this Note, the rate on this fixed interest rate portion of the Note shall change to the variable rate of interest described in paragraph 2 below, unless the Borrower then elects to accept a fixed rate option to be determined and offered by THE BANK at that time.

         2. For the floating rate portion of the Note, a variable interest rate equal to the one (1) month LIBOR rate plus 185 basis points. The rate of interest shall be established on the twenty-fifth (25th) day of each calendar month, or the next business day thereafter, and said interest rate to commence on the first business day of each calendar month thereafter. For purpose of this Note, LIBOR interest rate shall be defined as the rate of interest equal to the sum of (a) the London Interbank Offered Rate (LIBOR) for maturities of one (1) month, expressed as an annual yield, as reported in the Wall Street Journal or a comparable source on the date the quote by THE BANK is given (the "LIBOR Index Rate"); and (b) 185 basis points. The rate of interest so established shall remain in effect until the first business day of the succeeding calendar month, at which time the rate of interest shall be reestablished as provided herein. The interest rate established at time of funding under the terms of this Note shall be the same as if established on the first of said month.

         TERM AND PAYMENTS. Borrower will pay principal together with interest accrued based on a FOUR (4) YEAR schedule with equal principal monthly payments, PLUS INTEREST AS SET FORTH ABOVE commencing on MAY 1, 2000 and continuing on the first business day of each month thereafter during the term hereof with a final payment to be due and payable on the FIRST DAY OF

APRIL 2004. An amount of each principal payment equal to 1/48th of the amount borrowed under the fixed rate portion shall be allocated to the fixed rate portion of the loan, and the balance to the variable rate portion. All payments will be made to THE BANK at the address shown above or to a different place if required by THE BANK.

         SECURITY. The Borrower hereunder has delivered as security for this instrument a second mortgage bearing even date herewith covering premises designated on the official tax map as Lot 3.01, Block 249, Township of Mantua, Gloucester County, New Jersey, which Mortgage is about to be recorded in the office of the Clerk of Gloucester County. The provisions of any mortgage given as security for this Note are incorporated herein by reference. Further, the Borrower shall deliver a second lien perfected security interest in the accounts receivable, inventory, machinery and equipment now owned or hereafter acquired by Borrower located at Routes 55 and 553, Pitman, New Jersey 08071 and Suite 601, VPR Commerce Center, 1001 Lower Landing Road, Blackwood, New Jersey 08012. Borrower shall also deliver the Guaranty of K-Tron International, Inc. ("Guarantor").

         PREPAYMENT PENALTY: This Note may be prepaid at any time, subject to the following provision. There shall be a Prepayment Penalty on the fixed interest rate portion of this Note as set forth above in the amount of 2% OF THE AMOUNT OF PREPAYMENT AS DEFINED HEREIN for the first two (2) years following funding under the terms of this Note, provided however that the Borrower may prepay up to 30% of the principal balance per year without penalty. The said 30% shall be calculated on the original principal balance or the outstanding principal balance at the beginning of each anniversary of funding under the terms of this Note, as applicable. After two (2) years from funding under the terms of this Note, the balance on the fixed interest rate portion of this

Note may be prepaid without penalty. At no time will there be a prepayment penalty on the variable interest rate portion of this Note.

         BORROWER COVENANTS. Borrower agrees that until all obligations under the terms of this Note and the loan commitment dated January 21, 2000 are fully paid and discharged, without prior written consent of THE BANK:

         A. The consolidated debt to net worth ratio of Guarantor shall not be more than 1.55 at fiscal year-end 2000 or more than 1.50 at fiscal year-end 2001 and each fiscal year-end thereafter.

         B. The consolidated annual debt coverage ratio of Guarantor at each fiscal year-end shall not be less than 1.20.

         C. The consolidated net worth of Guarantor shall not be less than $22,000,000.00 at fiscal year-end 2000 or less than $24,000,000.00 at fiscal year-end 2001 and each fiscal year-end thereafter, excluding any declines due to changes in foreign exchange rates subsequent to January 1, 2000.

         D. There shall be no additional borrowing of funded debt by Guarantor or its subsidiaries from any party other than THE BANK in an amount greater than the sum of (i) $2,000,000.00 above the borrowings on Guarantor's consolidated January 1, 2000 financial statements, exclusive of changes in borrowings due to foreign exchange rate changes, and (ii) the difference between $12,000,000.00 and the amount of Borrower's borrowings from THE BANK outstanding at the time of any such additional borrowing, excluding the existing $2,700,000.00 mortgage for all purposes of this calculation.

         E. There shall be no upstreaming of funds from Borrower to Guarantor or K-Tron Technologies, Inc. except for management fees consistent with past practice and royalties paid in the ordinary course of business at the new royalty rate established as of January 2, 2000, and except for dividends paid with the proceeds of this loan.

         F. For two (2) years from the date of funding under the terms of this Note, there shall be no mergers or acquisitions by Guarantor or its subsidiaries involving consideration of more than $2,000,000.00.

         LATE CHARGE: The effective date of the receipt by the holder of any installment of this Note shall be the day on which the holder receives cash or collected funds at the place of payment as specified herein in payment of any such installment. Borrower shall be entitled to a FIFTEEN (15) DAY grace period after which period a "late charge" of $0.05 FOR EACH $1.00 SO OVERDUE OR $25.00 WHICHEVER IS GREATER, NOT TO EXCEED $1,000.00 may be charged by the holder for the purpose of defraying the expense incident to handling such delinquent payment.

         DEFAULT: If any installment of this Note or interest payment is not paid within 15 days of the date and at the place herein specified and after THE BANK has given the Borrower fifteen (15) days written notice to cure said default, THE BANK may at its option, and without further notice declare this Note to be in default and the entire principal balance then remaining unpaid together with all interest which shall have accrued on the unpaid principal balance from and after the date of such default shall be due and payable in full without notice.

         It shall be a default of this Note if Borrower shall default in any payment of principal or interest on any indebtedness or contingent obligation for money borrowed (other than Borrower's obligations under this Note) or any other event shall occur, the effect of which is to permit such indebtedness or contingent obligation to be declared or such indebtedness or contingent obligation shall otherwise become due prior to its stated maturity, provided, however, that this provision shall not apply concerning obligations other than Borrower's obligations under this Note unless the amount involved exceeds $50,000.00.

         If a default shall occur in this loan and not be cured as provided in the loan documents or otherwise agreed to by THE BANK, THE BANK shall, after declaring the loan to be in default, have the right to increase the interest rate TWO (2%) PERCENT PER YEAR in excess of the note rate. This provision is in addition to any late charges that may be due.

         ATTORNEY'S FEE: If this Note is placed in the hands of an attorney for collection because of a default in the terms hereof or in the terms of the mortgage given as security for the within obligation, the undersigned agrees to pay the reasonable fees and costs of such attorney, whether or not legal action is instituted and further consents that if a judgment is entered in any action the amount of such fees shall form a part of such judgment in addition to any fees allowed by Statute or Rule of the Court.

         COMMITMENT LETTER COMPLIANCE: Funding under this Note is contingent only upon Borrower's compliance with all of the terms and conditions contained in the commitment letter issued by THE BANK to Borrower on January 21, 2000. Also upon breach of any term or condition contained therein THE BANK shall have the right to declare this loan in default and demand payment in full of the principal balance remaining unpaid, together with all interest which shall have accrued thereon. Further, providing the said commitment letter so provides, THE BANK reserves the right to increase the interest rate in accordance with the provisions of the loan commitment for failure of the Borrower or any guarantor to submit required financial information within thirty days of the date of request by THE BANK.

         PAYMENT AT MATURITY: THIS LOAN IS PAYABLE IN FULL AT MATURITY OR UPON DEMAND IN THE EVENT OF A DEFAULT HEREUNDER OR DEFAULT UNDER THE MORTGAGE SECURING THIS NOTE OR DEFAULT UNDER THE TERMS OF ANY OTHER APPLICABLE LOAN INSTRUMENT. YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE BANK IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME.

         WAIVER OF PRESENTMENT: EACH AND ALL PARTIES hereto whether maker, endorsers, sureties, guarantor or otherwise do hereby jointly and severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest.

         INCONSISTENCY: In the event of any inconsistency between this Note and any other loan document, this Note shall govern.

         IN WITNESS WHEREOF, the Borrower hereunder has hereunto set its hands and seals the day and year first above written.

ATTEST:                                        K-TRON AMERICA, INC.

                                               BY:
/s/ MARY VACCARA                               /s/ PATRICIA M. MOORE
-------------------------------------          ---------------------------------
MARY VACCARA, SECRETARY                        PATRICIA M. MOORE,
                                               VICE PRESIDENT-FINANCE

                                                                 100 Park Avenue
                                                      Woodbury, New Jersey 08096
                                                                  (856) 845-0700


January 21, 2000


Edward B. Cloues, II
K-Tron America, Inc.
Routes 55 & 553 P.O. Box 888
Pitman, New Jersey  08071-0888

Dear Mr. Cloues:

This commitment letter replaces the one dated January 19, 2000, which is now null and void.

We are pleased to advise you that The Bank of Gloucester County ("The Bank") has approved your request for a Term Loan under the following terms and conditions:

BORROWER:                           K-Tron America, Inc.

GUARANTOR:                          K-Tron International, Inc.

AMOUNT:                             up to $7,000,000.00

USE OF PROCEEDS:                    The loan proceeds shall be used to finance
                                    the purchase by K-Tron International, Inc.
                                    of up to 450,000 shares of K-Tron
                                    International, Inc. stock.

INTEREST RATE:                      Variable Interest Rate Option:

                                    A variable interest rate equal to the one
                                    (1) month LIBOR rate plus 185 basis points, such rate to change as of the first business day of each calendar month.

K-Tron America, Inc.
January 19, 2000
Page 2 of 9




                                    Fixed Interest Rate Option:

                                    For up to $3,500,000.00 or one-half the loan amount, whichever is less, a fixed interest rate equal to the two (2) year Treasury rate plus 175 basis points, such rate to be determined as of the date of the note. Said rate shall be fixed for two (2) years from the date of the note. At the two (2) year anniversary of the note, the rate on the Fixed Interest Rate portion of the loan shall change to a variable rate as described under Variable Interest Rate Option above, unless the Borrower then elects to accept a fixed rate option to be determined and offered by The Bank at that time.

                                    Of the balance of this loan for which
                                    Borrower now elects not to take the Fixed
                                    Interest Rate Option, said balance shall accrue interest at the Variable Interest Rate Option described above.

COMMITMENT FEE:                     None

TERM OF LOAN
AND
REPAYMENT TERMS:                    The loan is to be repayable in forty-seven
                                    (47) monthly principal installments of
                                    $145,833.33, plus interest, and one final payment of the remaining principal balance and interest owing in the forty-eighth
                                    (48th) month. Payments shall commence one month from the date of settlement of the loan.

                                    In the event that less than $7 million is borrowed hereunder, the amount of the monthly principal installment shall be correspondingly reduced so that the amount borrowed is scheduled to amortize over 48 months.

COLLATERAL:                         This loan is to be secured by:

                                    1. Second lien perfected security interest, subject only to The Bank's first lien security interest, in the

K-Tron America, Inc.
January 19, 2000
Page 3 of 9




                                    accounts receivable, inventory, machinery and equipment now owned or hereafter acquired by Borrower located at Routes 55 and 553, Pitman, NJ 08071 and Suite 601, VPR Commerce Center, 1001 Lower Landing Road, Blackwood, NJ 08012.

                                    2. Second mortgage, behind The Bank's $2.7 million first mortgage, on the commercial real estate located at Routes 55 & 553 (Block 249 Lot 3.01) in Mantua Township, New Jersey ("Mortgaged Property").

                                    3. The corporate unconditional, unlimited guarantee of K-Tron International, Inc.

ATTORNEY:                           The Bank will be represented in this
                                    transaction by Jeffrey G. Albertson,
                                    Esquire, of Albertson Ward, 36 Euclid
                                    Street, Woodbury, New Jersey 08096,
                                    856-853-7770. All documents pertaining to this transaction must be prepared by or reviewed by the Bank's attorney. All fees charged by The Bank's counsel in connection with this transaction shall be borne by the Borrower.

                                    The Borrower shall have the right to be
                                    represented in this transaction by an
                                    attorney of the Borrower's selection, whose fee shall be borne by the Borrower.

                                    Upon acceptance of this commitment, the
                                    Borrower shall contact Mr. Albertson's
                                    office concerning the loan closing
                                    procedure.

OTHER CONDITIONS                    The funding of this commitment and the
                                    satisfactory continuance of this Term Loan are contingent upon:

                                    1. The loan documents shall include a
                                    fifteen (15) day default clause. The
                                    Borrower shall have fifteen (15) days to cure said default after receiving written notice of same. The loan documents shall include a due on transfer clause. The Bank shall require the

K-Tron America, Inc.
January 19, 2000
Page 4 of 9




                                    maintenance of adequate insurance coverage on the Mortgaged Property and require payment of real estate taxes, when due. A hazard insurance policy must be obtained for a term of not less than one year. The original insurance policy and proof that the first year's premium is paid must be provided at settlement. The policy must be dated on or before the date of settlement, must provide coverage in an amount not less than the lesser of (i) this loan balance or
                                    (ii) $2,700,000.00, and the "Mortgagee
                                    Clause" must indicate: The Bank of
                                    Gloucester County, its successors and/or assigns, 100 Park Avenue, Woodbury, NJ 08096.

                                    2. The loan documents shall contain such other provisions as The Bank or its counsel may deem appropriate in order to maintain the adequacy of its security and primarily obligate the Borrower and Guarantor for repayment of the loan. This commitment and the obligations and undertakings therein shall be incorporated in the loan documents and become an integral part thereof.

                                    3. In regard to the second mortgage on the Mortgaged Property located at Routes 55 & 553 (Block 249 Lot 3.01) in Mantua Township, New Jersey:

                                                      A. The Bank is in receipt
                                                      of a satisfactory
                                                      appraisal on the Mortgaged
                                                      Property.

                                                      B. Receipt by the Bank of
                                                      a satisfactory title
                                                      report and superior court
                                                      searches which must
                                                      indicate that our lien
                                                      position on Mortgaged
                                                      Property is a second lien
                                                      position, the cost of
                                                      which is to be borne by
                                                      the Borrower.

                                                      C. If flood insurance is
                                                      required at settlement or
                                                      subsequently the Mortgaged
                                                      Property becomes
                                                      designated by HUD as

K-Tron America, Inc.
January 19, 2000
Page 5 of 9





                                                      containing special flood
                                                      or mud-slide hazards, then
                                                      in accordance with Federal
                                                      regulations evidence of
                                                      coverage and proof that
                                                      the first year's premium
                                                      is paid will be required.
                                                      The Flood Insurance
                                                      Policy, if required, must
                                                      be in an amount not less
                                                      than the lesser of (i)
                                                      this loan balance or (ii)
                                                      the fair market value of
                                                      the Mortgaged Property,
                                                      and the "Mortgagee Clause"
                                                      must indicate: The Bank of
                                                      Gloucester County, its
                                                      successors and/or assigns,
                                                      100 Park Avenue, Woodbury,
                                                      NJ 08096.

                                    4. Receipt by The Bank of a Corporate Status
                                    Search for the Borrower and Guarantor, the cost of which shall be borne by the Borrower.

                                    5. Receipt by the Bank of satisfactory state and county UCC searches, which must indicate that our lien position on the assets of the Borrower, referenced above, is in second position, subject only to The Bank's first position, the cost of which is to be borne by the Borrower.

                                    6. Receipt by the Bank of acceptable current financial statements and annual updates on the Borrower and Guarantor. The updates for financial statements and tax returns are to be submitted within thirty (30) days of the date requested by the Bank. Should the Borrower or Guarantor fail to submit required financial information within 30 days of the date of request, the Bank may, at its sole option, increase the interest rate on the note by one half (1/2) of one
                                    (1) percent per annum.

                                    7. The Borrower must develop and maintain with The Bank a meaningful deposit relationship satisfactory to The Bank.

                                    8. If a default shall occur in this loan and not be cured as provided in the loan documents or otherwise agreed to by THE BANK, THE BANK

K-Tron America, Inc.
January 19, 2000
Page 5 of 9




                                    shall, after declaring the loan to be in default, have the right to increase the applicable interest rate to two (2%) percent in excess of the contract rate. This provision is in addition to any late charges that may be due.

                                    9. Borrower and Guarantor agree that until all obligations hereunder are fully paid and discharged, Borrower and Guarantor will not without the prior written consent of The
                                    Bank:

                                                      A. Permit the consolidated
                                                      debt to worth ratio of
                                                      Guarantor to be more than
                                                      1.55 at fiscal year-end
                                                      2000 or more than 1.50 at
                                                      fiscal year-end 2001 and
                                                      each fiscal year-end
                                                      thereafter.

                                                      B. Permit the consolidated
                                                      annual debt coverage ratio
                                                      of Guarantor to be less
                                                      than 1.20.

                                                      C. Permit the consolidated
                                                      net worth of Guarantor to
                                                      be less than $22 million
                                                      at fiscal year-end 2000 or
                                                      less than $24 million at
                                                      fiscal year-end 2001 and
                                                      each fiscal year-end
                                                      thereafter.

                                                      D. Permit additional
                                                      borrowing elsewhere by
                                                      Guarantor or its
                                                      subsidiaries in an amount
                                                      greater than the sum of
                                                      (i) $2 million above the
                                                      borrowings on Guarantor's
                                                      consolidated 1/1/00
                                                      financial statements,
                                                      exclusive of changes in
                                                      borrowings due to foreign
                                                      exchange rate changes, and
                                                      (ii) the difference
                                                      between $12 million and
                                                      the amount of Borrower's
                                                      borrowings from The Bank
                                                      outstanding at the time of
                                                      any such additional
                                                      borrowing, excluding the
                                                      existing $2.7 million
                                                      mortgage for all purposes
                                                      of this calculation.

K-Tron America, Inc.
January 19, 2000
Page 7 of 9



                                                      E. Permit upstreaming of
                                                      funds from Borrower to
                                                      Guarantor or K-Tron
                                                      Technologies, Inc. except
                                                      for management fees
                                                      consistent with past
                                                      practice and royalties
                                                      paid in the ordinary
                                                      course of business at the
                                                      new royalty rate
                                                      established as of January
                                                      2, 2000, and except for
                                                      dividends paid in
                                                      connection with the
                                                      proceeds of this loan.

                                                      F. For two years from the
                                                      date of the loan, permit
                                                      mergers or acquisitions by
                                                      Guarantor or its
                                                      subsidiaries involving
                                                      consideration of more than
                                                      $2 million without the
                                                      written approval of The
                                                      Bank.

                                    10. As to the amount borrowed under the
                                    Fixed Interest Rate Option, Borrower shall have the right at any time during the term hereof to prepay all or a part of the principal balance then outstanding under the note upon payment of the premiums and charges hereinafter set forth. A principal prepayment shall be deemed to have occurred upon Borrower's payment to The Bank in any Loan Year during the first two (2) Loan Years of the note of any sum in reduction of principal which exceeds 30% of the outstanding principal balance at the beginning of that Loan Year, excluding principal payments (including scheduled amortization) the Borrower is obligated to make under any other term or provision of the note, the mortgage securing the note or any other document constituting a part of the loan transaction evidenced by the note. Upon the occurrence of a principal prepayment including prepayment of the entire debt, The Bank shall be entitled to charge and Borrower shall be obligated to pay, in addition to interest and all other charges then properly due, a prepayment premium equal to 2% of the amount prepaid. No premium shall be charged on any principal reduction made after the second (2nd) anniversary of the note. The term "Loan Year" as used herein is defined as any period

K-Tron America, Inc.
January 19, 2000
Page 8 of 9




                                    of one year commencing on the date of the note or on any anniversary of such date.

                                    At no time will there be a prepayment
                                    penalty on the Variable Interest Rate
                                    portion of the loan.

This commitment will expire at the end of fifteen (15) days from the date hereof unless written acceptance is received from the Borrower, and in any case, at the end of sixty (60) days from the date hereof if settlement has not been held hereunder. Your signature and return of the enclosed copy of this letter shall constitute written acceptance. Upon acceptance of this commitment, borrower agrees to reimburse The Bank of Gloucester County for all expenses incurred for ordering appraisals, surveys, title insurance, environmental evaluations, and the like as may be necessary to meet the requirements on this loan commitment.

IMPORTANT: THE BANK (AND ITS COUNSEL) CANNOT BEGIN PROCESSING YOUR LOAN UNTIL YOU HAVE RETURNED THIS EXECUTED COMMITMENT LETTER TO THE BANK. FURTHERMORE, YOUR ELECTIONS AS TO THE AMOUNT BORROWED AND THE INTEREST RATE OPTIONS MUST BE MADE NO LESS THAN TEN (10) DAYS PRIOR TO THE CLOSING OF THIS LOAN.

Sincerely,
The Bank of Gloucester County


/s/ DAVID J. HANRAHAN, SR.

David J. Hanrahan, Sr.
Vice President

K-Tron America, Inc.
January 19, 2000
Page 9 of 9



                                     NOTICE

PURSUANT TO THE PROVISIONS OF N.J.S.A. 46:10A-6, AS AMENDED, YOU ARE PUT ON NOTICE THAT THE INTERESTS OF THE BORROWER AND LENDER ARE OR MAY BE DIFFERENT AND MAY CONFLICT, AND THAT THE LENDER'S ATTORNEY REPRESENTS ONLY THE LENDER AND NOT THE BORROWER AND THE BORROWER IS THEREFORE ADVISED TO EMPLOY AN ATTORNEY OF THE BORROWER'S CHOICE LICENSED TO PRACTICE LAW IN THE STATE OF NEW JERSEY TO REPRESENT THE INTERESTS OF THE BORROWER.

         The fee of The Bank's counsel is based upon a fixed fee basis and is estimated to be $3,000.00.


ACCEPTED BY:
K-TRON AMERICA, INC.

/s/ KEVIN C. BOWEN                                   FEBRUARY 4, 2000
____________________________________                 __________________
Kevin C. Bowen, President                            Date

/s/ MARY E. VACCARA                                  FEBRUARY 4, 2000
____________________________________                 __________________
Mary E. Vaccara, Corp. Secretary                     Date


GUARANTOR:

K-TRON INTERNATIONAL, INC.

/s/ EDWARD B. CLOUES, II                             FEBRUARY 4, 2000
____________________________________                 __________________
Edward B. Cloues, II, Chairman/CEO                   Date

/s/ MARY E. VACCARA                                  FEBRUARY 4, 2000
____________________________________                 __________________
Mary E. Vaccara, Corp. Secretary                     Date